                                                                    Exhibit 10.7

                          SOFTWARE LICENSING AGREEMENT

THIS SOFTWARE LICENSE AGREEMENT is entered into as of this 26th day of April, 2002 (hereinafter "Effective Date") by and between Dell Products L.P. (hereinafter "Dell") with its principal place of business at One Dell Way, Round Rock, Texas 78682, and Altiris, Inc., a Delaware corporation having a principal place of business at 588 W. 400 South, Lindon, Utah 84042 (hereinafter "Licensor") (each, a "Party," collectively, the "Parties").

                                    RECITALS

     Whereas, Licensor is a provider of software products and services that enable organizations to manage information technology assets, such as desktop and laptop computers; and

     Whereas, Dell is a manufacturer and distributor of PC desktop and laptop computers; and

     Whereas, Dell desires to acquire from Licensor the nonexclusive right and license to distribute certain of Licensor's software products and services to third parties under the terms set forth in this Agreement. Such products and services of Licensor include a client management suite customized for Dell's customers (in both a fully-functional version and a time-bombed version that is fully-functional for thirty days) and certain commercial versions of Licensor's software products, maintenance and support services.

     Now, therefore, in consideration of the mutual covenants contained herein, the Parties hereto agree as follows:

1.0  DEFINITIONS

1.1 Agreement shall mean this Software License Agreement and its Supplement and Exhibits.

1.2 Dell shall be deemed to include Dell Products L.P., Dell Computer Corporation and each Subsidiary of Dell Computer Corporation. "Subsidiary" means a corporation, company or other entity more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are owned or controlled, directly or indirectly, by Dell Computer Corporation. However, such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

1.3  [*]

1.4 Licensed Product(s) shall mean all software components, in object code format only, that are embodied in the customized version of Licensor's Client Management Suite version 5.5 Service Pack 1 and documentation as set forth in the Supplement; and all Updates to and New Versions of the Licensed Product(s).

1.5 Licensor Application(s) shall mean and include all software products, supporting documentation, and maintenance support set forth in the Supplement and as updated from time to time on Licensor's Dell Price List.

1.6  [*]

---------------------
This exhibit is the subject of a Confidential Treatment Application. Confidential information has been omitted and has been filed separately. * This provision is the subject of a Confidential Treatment Request.

1.7 Marks shall mean trademarks, trade names, service marks, product names, logos and all pictorials, graphics, audiovisual works, including icons, screens and characters and other proprietary designations.

1.8 Licensor's Price List shall mean Licensor's then-current listing of products and services and the suggested retail price for such products and services as posted on Licensor's web site, which pricing and/or list may be revised by Licensor from time to time.

1.9 Revenue Shared Sales shall mean sales by Dell of Licensor products, training, and services that are not listed on [*], such sales to be at [*].

1.10 Supplement and Exhibits shall mean the supplement executed under this Software License Agreement and Exhibits attached hereto. The Supplement and Exhibits shall describe the Licensed Product(s) and may include additional terms and conditions such as compensation, delivery schedules, technical contacts and other information related to the Licensed Product(s). The terms and conditions of this Software License Agreement shall apply to the Supplement and Exhibits.

1.11 Updates shall mean all improvements, corrections, patches, fixes, modifications, alterations, revisions, extensions, upgrades, national language versions and/or enhancements to the existing functionality and performance of the Licensed Product(s) and Licensor Application(s) and related documents (as described herein in the Supplement) that are released by Licensor for general distribution to its licensees under its annual upgrade protection ("AUP") program, during the term of this Agreement, but excluding New Versions.

1.12 New Version shall mean a version of the Licensed Product(s) or Licensor Application(s) that are released by Licensor for general distribution to its licensees under its AUP program, which contain substantial and significant additions or other substantial change to the features, functionality, or performance as compared to the previous version if any, and which usually are designated by Licensor by increasing the leftmost number in the version number (e.g. Version X.6).

1.13 Training and Professional Services shall mean Licensor's training, support, and professional services designated as such in the Supplement and as updated from time to time on the Dell Price List.

2.0  OBJECT CODE LICENSE WITH SOURCE CODE ESCROW PROVISIONS

2.1 Subject to the terms and conditions of this Agreement, Licensor hereby grants to Dell a non-exclusive, transferable, worldwide license under all of Licensor's copyrights, patents, patent applications, trade secrets and other intellectual property rights as is necessary to exercise the rights to: (i) use, execute, reproduce, display, and perform the Licensed Product(s), solely for testing, training, or demonstration purposes, (ii) distribute, through multiple tiers of distribution, the Licensed Product(s) as part of, in conjunction with, or for use with, Dell systems, (iii) authorize, license, sell the license and rights to perform the obligations hereunder, or otherwise transfer the license and sublicense to third parties to do any, some or all of the foregoing on Dell's behalf provided, however, that Dell enters into an agreement with such third party at least as protective of Licensor as this Agreement, and (iv) provided Dell does not breach Section 2.4 nor use any source code of the Licensed Product(s), create derivative works of the Licensed Product(s) for the purpose of bug fixes, service and support solely to support the licensed use of the Licensed Product(s) by Dell customers as set forth in this Agreement upon the occurrence of either of the following events: (i) the release of the Deposit Materials under Section 2.7 of this Agreement, or (ii) in the event Licensor fails to materially meet its service and support obligations identified herein under Section 5.0 of Exhibit C. Dell shall distribute the Licensed Product(s) to end users pursuant to Dell's end user license agreement ("EULA"), the wording of which shall be mutually

---------------------
* This provision is the subject of a Confidential Treatment Request.

     agreed upon by the parties and shall be at least as protective of Licensor as its current EULA attached hereto as Exhibit G.

2.2 Licensor hereby grants to Dell a non-exclusive, nontransferable (except as set forth in Section 12.3), worldwide license, under all of Licensor's copyrights, patents, patent applications, trade secrets and other intellectual property rights as is necessary to exercise the rights to: (i) use, execute, display, and perform the Licensor Application(s) solely for testing, training, or demonstration purposes, (ii) distribute the Licensor Application(s), as part of, in conjunction with, or for use with, Dell systems and (iii) authorize, license and sublicense third parties to do any, some or all of the foregoing on Dell's behalf provided, however, that Dell enters into an agreement with such third party at least as protective of Licensor as this Agreement. Dell shall distribute the Licensor Application(s) to end users pursuant to Licensor's EULA, as may be updated from time to time.

2.3 Licensor hereby grants to Dell a non-exclusive, nontransferable (except as set forth in Section 12.3), royalty-free, worldwide license, under all of Licensor's copyrights, patents, patent applications, trade secrets and other intellectual property rights as is necessary to exercise the rights to: (i) use, execute, display, and perform the Limited Products solely for testing, training, or demonstration purposes, (ii) Dell will endeavor to distribute the Limited Products solely to purchasers of Dell systems, and
     (iii) authorize, license and sublicense third parties to do any, some or all of the foregoing on Dell's behalf provided, however, that Dell enters into an agreement with such third party at least as protective of Licensor as this Agreement. Dell shall distribute the Limited Products to end users pursuant to Licensor's EULA, as may be updated from time to time.

2.4 Unless explicitly stated otherwise, any software or license rights referenced in this Agreement shall be limited solely to software in object code form only. Dell shall not disassemble, de-compile or otherwise reverse engineer the Licensed Product(s), Licensor Application(s), and Limited Products. Also, for purposes of this Agreement, the purchase and sale of software products shall mean the purchase and sale of licenses to use such software products.

2.5 Licensor hereby grants the right and license to Dell to: (i) use Licensor's Marks in connection with the marketing and distribution of Licensed Product(s), Licensor Application(s), and Limited Products, and (ii) all pictorial, graphic and audio visual works including icons, screens and characters created as a result of execution of the Licensed Product(s), Licensor Application(s), and Limited Products; but only to promote and sell the Licensed Product(s) and Licensor Application(s) and Limited Products, and only in accordance with Licensor's trademark usage policies. Dell acknowledges that Licensor has title and ownership of the Licensor Marks and all associated goodwill, and agrees that any goodwill that accrues because of Dell's use of the Licensor Marks belongs to Licensor.

2.6 Dell hereby grants the right and license to Licensor to: (i) use Dell's Marks in connection with customizing and promoting the Licensed Product(s) pursuant to this Agreement; but only in accordance with Dell's trademark usage policies. Licensor acknowledges that Dell has title and ownership of the Dell Marks and all associated goodwill, and agrees that any goodwill that accrues because of Licensor's use of the Dell Marks belongs to Dell.

2.7 Dell shall not remove, efface or obscure any copyright notices or other proprietary notices or legends from or in any Licensed Product(s), Licensor Application(s), Limited Products, or other Licensor materials provided under this Agreement without prior written approval from Licensor. Such approval shall not be unreasonably withheld. All rights of Licensor not expressly granted herein shall remain solely and exclusively in Licensor.

2.8 Dell may, at its option during the term of this Agreement, enter into the Master Preferred Escrow Agreement attached hereto as Exhibit H ("Escrow Agreement") between DSI Technology Escrow

         Services, Inc. ("Escrow Agent") and Licensor, as a Preferred Beneficiary. In such event, Licensor will deposit with the Escrow Agent the source code for the Licensed Product(s) (the "Deposit Materials") under the terms and conditions set forth in the Escrow Agreement and this Section 2.0. Licensor agrees to update the Deposit Materials within ninety (90) days upon each release of a New Version of the Licensed Product(s). Dell acknowledges that the Deposit Materials will not include any third party software, source code, tools, or other materials, whether or not related to the Software. In addition to the procedural requirements and other conditions governing the release of the Deposit Materials as set forth in the Escrow Agreement, DSI will release a copy of the Deposit Materials to Dell only if there is a Failure to Support the Licensed Product(s) by Licensor. Under this Section, "Failure to Support" shall mean: (1) in the event of a Severity 5, 4, or 3 problem, Licensor has not assigned appropriate personnel to such severity level and not provided any of the required update reports in accordance with Section 5.0 of Exhibit C, and (2) such failure continues for: (a) with respect to a Severity 5 problem, three (3) business days; (b) with respect to a Severity 4 problem, ten
         (10) business days; and (c) with respect to a Severity 3 problem, fifteen (15) business days. Before Dell can assert a Failure to Support, Licensor and Dell shall meet (including by telephone conference) within five (5) business days of Licensor's receipt of Dell's notice in an attempt to address any Failure to Support. If the Failure to Support is not resolved by the representatives at such meeting (or conference call) or the parties have not met within such five (5) business days, the chief executive officer of Licensor or his designee and a Vice President of Dell shall meet (including by telephone conference) within fifteen (15) business days of the previously failed meeting. If the Failure to Support is still not resolved after such meeting or such meeting does not take place within such fifteen (15) business days because Licensor's chief executive officer or his designee have not been available, then the Failure to Support shall be deemed to be a proper Failure to Support, subject to Licensor proving otherwise.

2.9 Effective upon proper release of the Deposit Materials, Licensor hereby grants Dell a perpetual, non-exclusive, non-transferable, royalty-free, worldwide license to use the Deposit Materials only as necessary to support the licensed use of the Licensed Product(s) by Dell customers as expressly set forth in this Agreement. Dell shall not use the Deposit Materials for any other purpose. Dell grants Licensor a perpetual, worldwide, non-exclusive non-transferable license to use any derivative works developed by Dell pursuant to this Section 2.9 or under Section 2.1(iv) only as necessary to support the licensed use of the Licensed Product(s) by Dell customers as expressly set forth in this Agreement.

2.10 If the Deposit Materials released and delivered to Dell under the Escrow Agreement include any software and/or other materials that are not included in the Licensed Product(s), Dell shall promptly delete or destroy that material and shall not disclose it or use it for any purpose whatsoever. Licensor reserves all rights not expressly granted herein, and all rights in and to the Licensed Product(s) and the Deposit Materials remain the exclusive and absolute property of Licensor and/or its licensors.

2.11 Dell acknowledges and agrees that the Deposit Materials and all copies, partial copies, and all information contained therein, as well as all intellectual property rights associated therewith (collectively, "Confidential Materials") are confidential and proprietary and constitute valuable trade secrets of Licensor and/or the respective manufacturer or author. Dell shall maintain the terms of the Escrow Agreement and the Confidential Materials in strict confidence, and shall not sell, transfer, publish, disclose, display or otherwise make accessible the Confidential Materials, or any copies thereof, in whole or in part, to any third party. Dell shall secure and protect the Confidential Materials with the same degree of care it uses to protect its own confidential and trade secret information of the highest importance and most sensitive nature. Internal dissemination of the Confidential Materials by Dell shall be limited to its employees whose duties justify the need to know such information.

2.12     To the extent there is any conflict between the provisions of this
         Section 2.0 and the Escrow Agreement, the provisions of this Section
         2.0 shall control. Dell agrees to pay all escrow fees applicable to the Deposit Materials that are invoiced by Licensor.

3.0  COMPENSATION

3.1 Dell may purchase the Licensed Product(s) and Licensor Application(s) through a licensed distributor of Licensor. No payment shall be due for copies of the Limited Products distributed in accordance with this Agreement. No payments shall be due for copies of the Licensed Product(s) or Licensor Application(s) that are: (i) used or distributed internally within Dell for testing purposes only, (ii) used or distributed solely for demonstration, marketing, or training purposes, (iii) distributed to a customer as a replacement for a defective copy or to fix an error within the warranty period set forth in the EULA distributed with the applicable Licensed Product(s) or Licensor Application(s), or as set forth in Dell's return policy listed on the Dell web site for the Licensed Product(s), or Licensor's Return Policy for the Licensor Application(s), (iv) used for reasonable backup or archival purposes, (v) returned by a customer within the applicable warranty period, or (vi) distributed to an existing customer as an upgrade to their existing copy of the Licensed Product(s) or Licensor Application(s) during the one-year period commencing from the customer's date of purchase of the Licensed Product(s) or Licensor Application(s).

3.2

     (a)   [*]

     (b)   [*]

     (c)   [*]

---------------------
* This provision is the subject of a Confidential Treatment Request.

         (d) Dell shall provide Licensor with a sales volume report setting forth the amount of sales for the Licensed Product(s), Licensor Application(s), and Training and Professional Services for the corresponding Dell fiscal quarter. Dell shall provide this sales volume report to Licensor within thirty (30) days of the end of each Dell fiscal quarter. Licensor shall remit the rebate amounts associated with such sales volume report within thirty (30) days of receipt of such report. Payment shall be by wire transfer to an identified General Account number and be sent to an address specified upon Agreement signature.

3.3 Unless otherwise agreed to by the Parties, in the event of Revenue Shared Sales, Licensor shall remit to Dell an amount equal to [*] of gross revenue of sales of Licensor products less credit for returned product or [*] of gross revenue of sales of training and professional services. Dell shall provide Licensor with revenue reports for Revenue Shared Sales within thirty (30) days of the end of Dell's fiscal quarters and Licensor will remit revenue share on such revenue reports to Dell within thirty (30) days of receipt of such report. Payment shall be by wire transfer to an identified General Account number and be sent to an address specified upon Agreement signature.

3.4      [*]

3.5 All applicable taxes, including but not limited to sales/use taxes, withholding taxes, transaction privilege taxes, gross receipts taxes, and other charges such as duties, customs, tariffs, imposts, and government imposed surcharges imposed upon the Licensed Product(s) and Licensor Application(s), and services provided, to Dell under this Agreement shall be paid by Dell. Dell shall have the responsibility to pay such taxes either directly to the applicable taxing authorities, or to Licensor, as a seller, under the circumstances in which Licensor has the responsibility for collecting and remitting said taxes to the taxing authorities pursuant to state or local law. In the latter case, Licensor shall collect and remit all such taxes to the appropriate tax authorities unless Dell provides sufficient proof of tax exemption. In the circumstance where Licensor has tax collection and remittance responsibilities, Licensor shall have the responsibility of invoicing Dell for such taxes and Dell shall remit such invoiced amounts to Licensor. In the event that Licensor does not properly invoice Dell, and is subsequently audited by any tax authority, the liability of Dell will be limited to the tax assessment, with no reimbursement for penalty or interest charges if such assessment of tax was solely due to Licensor's failure to timely invoice Dell and to collect and remit such tax. The foregoing tax provision is applicable to all transfers under this Agreement, including the transfers of licenses for software. Each Party is and shall be responsible for its own respective income taxes or taxes based upon gross revenues, net income or capital, including but not limited to business and occupation taxes. Notwithstanding the above, in the event that income taxes are required to be withheld by any non-U.S.A. government on payments to Licensor required hereunder (and provided that Dell shall co-operate, if necessary, within a reasonable period of time delivers to Licensor an official receipt for any such taxes withheld or other documents necessary to

---------------------
* This provision is the subject of a Confidential Treatment Request.

         enable Licensor to pursue, if Licensor so wishes, based upon the documentation available, a claim for a U.S.A. Foreign Tax Credit) Dell may deduct such taxes from the amount owed Licensor and shall pay the taxes to the appropriate taxing authority. In the event multiple levels of withholding taxes are available for designation by Dell, Dell will use reasonable efforts, consistent with applicable legal requirements, to minimize in its designation any such withholding taxes. Dell will reasonably cooperate with Licensor should Licensor, in its discretion, choose to undertake efforts to assure that any withheld taxes are minimized to the extent possible under applicable law.

3.6      [*]

4.0      PRE-DELIVERY TESTING, DELIVERY AND ACCEPTANCE

4.1 Prior to delivery, Licensor shall perform all testing necessary to ensure that the Licensed Product(s) comply with its written specifications and are compatible with Dell systems as set forth in the Supplement. [*]

4.2      [*]

---------------------
* This provision is the subject of a Confidential Treatment Request.

4.3      [*]

5.0      SUPPORT, TRAINING AND MAINTENANCE

5.1      [*]

5.2      [*]

5.3      [*]

5.4      [*]

5.5      [*]

---------------------
* This provision is the subject of a Confidential Treatment Request.

MARKETING AND SALES

6.1 [*] The Parties may change the marketing activities in Exhibit E upon mutual written consent.

6.2      [*]

6.3      [*]

7.0      REPRESENTATIONS AND WARRANTIES

7.1      Licensor represents and warrants to Dell that:

         (a) the Licensed Product(s), Limited Product(s) and Licensor Application(s) will operate in accordance with the written documentation and EULA provided by Licensor with the Licensed Product(s), Limited Product(s) and Licensor Application(s) according to the time periods set forth in the EULA;

         (b) Licensor has all the necessary rights, titles and interests in the Licensed Product(s), Limited Product(s) and Licensor Application(s) to grant Dell the rights and licenses contained in this Agreement;

         (c) the Licensed Product(s), Limited Product(s) and Licensor Application(s) shall not infringe any copyright, patent, trade secret or any other intellectual property rights or similar rights of any third Party; and Licensor shall not infringe any copyright, patent, trade secret or any other intellectual property rights or similar rights of Dell;

         (d) the Licensed Product(s), Limited Product(s) and Licensor Application(s) do not contain any known viruses, expiration, time-sensitive devices or other harmful code that would inhibit the end user's licensed use of the Licensed Product(s), Limited Product(s) and Licensor Application(s) on Dell systems (other than the Limited Product(s) and the time-trial version of the Licensed Product(s) as more fully described in the Supplement);

         (e) Upon delivery to Dell, the Licensed Product(s), Limited Product(s) and Licensor Application(s) comply with all governmental laws, statutes, ordinances, administrative orders, rules and regulations and that Licensor has procured all necessary licenses and paid all fees and other charges required so that Dell can exercise the rights and license granted under this Agreement;

         (f) the Licensed Product(s), Limited Product(s) and Licensor Application(s) are not encrypted, nor do they contain encryption capability; if the Licensed Product(s), Limited Product(s) and Licensor Application(s) do contain encryption capabilities, Licensor agrees to adhere to the requirements described in Exhibit A.

         (g) At the time of delivery to Dell, there is no restriction of any relevant governmental authority which prohibits the export of the Licensed Product(s), Limited Product(s) and Licensor Application(s) to countries outside the United States and Canada, other than

---------------------
* This provision is the subject of a Confidential Treatment Request.

                  those laws of the United States which prohibit exports generally to specified counties, currently: Libya, Cuba, Montenegro, North Korea, Serbia, Syria, Sudan, Iran and Iraq, as amended from time to time by the United States Government;

         (h) at the time of delivery, Licensor shall insure that all updates and upgrades to the Licensed Product(s), Limited Product(s) and Licensor Application(s) provided by Licensor to Dell comply with all applicable governmental laws, statutes, rules and regulations including, but not limited to, those related to export of product and technical data, and Licensor agrees that for any Updates and New Versions which are licensed to Dell pursuant to the terms of this Agreement, Licensor shall provide prior written notice of any facts which would make the foregoing representations untrue;

         (i) Licensor will warrant the Licensed Product(s), Limited Product(s) and Licensor Application(s) directly to the end-user in accordance with the terms and conditions set forth in Licensor's EULA; and

         (j) Licensor has agreed to honor all replacement requests received from Dell or end users under the terms of the EULA pertaining to defective Licensed Product(s), Limited Product(s) and Licensor Application(s).

7.2 Dell's exclusive remedy and Licensor's entire liability for any breach of the warranties in Section 7.1 shall be the remedies specified as set forth in Section 8 (Indemnification) of this Agreement.

7.3 The foregoing warranties do not apply, and Licensor shall have no liability for any claims arising out of: (i) Dell's use or distribution of other than a current unaltered release of the Licensed Product(s) and Licensor Application(s); (ii) Dell's use of the Licensed Product(s) and Licensor Application(s) modified or merged with any other programs by Dell or others (excluding software necessary to run the Licensed Product(s) and Licensor Application(s)) without the approval of Licensor; or (iii) Dell's use or distribution of the Licensed Product(s) and Licensor Application(s) in conjunction with equipment other than Dell products and equipment.

7.4 Dell represents and warrants to Licensor that (a) Dell's systems that contain the Licensed Product(s) and Licensor Application(s) shall not infringe any copyright, patent, trade secrets, or other intellectual property or similar rights of any third party; and (b) Dell shall not infringe any of Licensor's copyright, patents, trade secrets, or other intellectual property or similar rights relative to the Licensed Product(s) or Licensor Applications.

7.5 Except as specifically set forth in Section 7.0, neither Party makes any warranties, representations or conditions regarding the Licensed Product(s) and Licensor Application(s) or Dell systems. BOTH PARTIES SPECIFICALLY DISCLAIM ANY AND ALL OTHER WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR ARISING OUT OF A COURSE OF DEALING, SPECIFICALLY INCLUDING ANY WARRANTY AGAINST INFRINGEMENT, AND THE WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.0      INDEMNIFICATION

8.1 Licensor shall indemnify, defend or settle, at Licensor's expense, any third party expense, liability or claim ("Claim") brought against Dell to the extent based on a breach of the warranties in Section 7.1 above. Licensor's obligations set forth in this Section are subject to the conditions that Dell: (i) promptly gives notice to Licensor of the Claim, (ii) allows Licensor to control the defense and settlement of such Claim, and (iii) gives Licensor, all necessary information and reasonable assistance with respect to such Claim. Licensor shall pay all amounts paid in settlement and all damages and costs awarded to such third party with respect to a final resolution of such Claim, including reasonable attorney's fee, costs and expenses associated with an action required in an award granted to such third party. If any particular Licensed Product(s) or Licensor Application(s) is subject to a Claim, or Licensor reasonably believes that the Licensed Product(s) or Licensor

       Application(s) may become subject to a Claim, then Licensor may, at its sole option and expense do one of the following: (i) obtain an appropriate license to allow continued use of the Licensed Product(s) or Licensor Application(s) in question in accordance with this Agreement;
       (ii) replace such Licensed Product(s) or Licensor Application(s) with non-infringing software of substantially equivalent or better functions and efficiency; or (iii) if Licensor in its sole discretion believes that either of the foregoing options is not practical, terminate Dell's right to use or distribute such Licensed Product(s) or Licensor Application(s), in which case Licensor shall refund the amount Dell previously paid to Licensor for the use by Dell of such Licensed Product(s) or Licensor Application(s), less a portion thereof to account for the period of use, and accept return of the license(s) and associated software and media. The portion shall be a pro-rated portion based on a four year useful life depreciated using a straight-line method.

8.2 The foregoing notwithstanding, Licensor shall have no liability or obligation for the portion of a Claim that it is based on (i) the use or distribution by Dell of any Licensed Product(s) or Licensor Application(s) after Licensor has provided Dell a replacement for such Licensed Product(s) or Licensor Application(s); (ii) the combination of any Licensed Product(s) or Licensor Application(s) with other software, equipment, materials or products not provided by Licensor other than the Dell products; (iii) unrelated intellectual property infringement arising from Dell's distribution of products; (iv) the modification of any of the Licensed Product(s) or Licensor Application(s) by anyone other than Licensor; or (v) the use of the Licensed Product(s) or Licensor Application(s) in a process or manner not contemplated by Licensor's end user documentation or publications for the Licensed Product(s) or Licensor Application(s) provided to Dell.

9.0    TERM AND TERMINATION OF AGREEMENT

9.1 Unless earlier terminated as provided below, the term of this Agreement shall be for three (3) years from the Effective Date and, unless either Party gives thirty (30) days notice of non-renewal prior to the end of the initial term, this Agreement shall automatically renew for successive one (1) year periods.

9.2 Either Party may, at its option and upon written notice to the other Party, terminate this Agreement if: (a) a material breach of this Agreement by the other Party is not remedied within thirty (30) days after the breaching Party's receipt of written notice of the breach; (b) the other Party admits in writing its inability to pay its debts generally as they become due, files a petition for bankruptcy or executes an assignment for the benefit of creditors or similar document; or (c) a receiver, trustee in bankruptcy or similar officer is appointed for the other Party's property. Either Party may terminate this Agreement without cause upon 180 days prior written notice to the other Party. Neither Party will, by reason of the termination, be liable to the other Party for compensation, reimbursement, or damages on account of any loss of prospective profits on anticipated sales, or on account of any expenditures, investments, or other commitments made in connection with the other Party's business or goodwill, or otherwise, provided the termination is properly noticed.

9.3 All licenses and sublicenses granted to end users with respect to the Licensed Product(s) or Licensor Application(s) sold under this Agreement shall continue in effect after expiration or termination of this Agreement. All provisions of Sections 7.0, 8.0, 9.0, 10.0, 11.0, and 12.0, shall survive any expiration or termination of this Agreement and shall bind the Parties and their successors, heirs, assigns and legal representatives. In addition, Licensor's obligations under Section 2, 4 and 5 with respect to escrow, support and maintenance, shall survive for one (1) year after any expiration or termination of this Agreement solely for Dell to satisfy its then existing contractual obligations to its customers and licensees. The parties will work together to develop a mutually agreeable plan to provide continued service to affected Dell end users after the expiration of Licensor's support obligations pursuant to the foregoing, which may include, without limitation, payment of additional fees to Licensor. Dell shall retain a limited license in accordance with Section 2 to use the Licensed Product(s) and Licensor Application(s) in order to satisfy such existing contractual obligations for one (1) year and to exhaust its inventory of Licensed Product(s) existing at expiration or termination, provided that Dell's right to exhaust any such inventory shall not extend beyond 90 days after expiration or termination of this Agreement, and provided Dell makes any payments required under Section 3. Thereafter, Dell agrees to return or destroy all additional copies of the Licensed Product(s) and Licensor Application(s) in its possession.

10.0   LIMITATION OF LIABILITIES

10.1 EXCEPT FOR CLAIMS OR LIABILITIES OCCURRING UNDER SECTION 7.1(C) LIMITED TO "CLAIMS" (AS THE TERM "CLAIM" IS DEFINED IN SECTION 8.1), AND 7.4 ABOVE, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES UNDER ANY PART OF THIS AGREEMENT
       EVEN IF ADVISED OR AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

10.2   [*]

11.0   CONFIDENTIAL INFORMATION

11.1 The Parties agree that information exchanged under this Agreement that is considered by either Party to be confidential information will be subject to the terms and conditions of the non-disclosure agreement #99042607 in place between the Parties. Licensor shall not provide to Dell any information which is considered confidential information of any third party.

12.0   MISCELLANEOUS

12.1 This Agreement shall in no way preclude either Party from independently developing, having developed or acquiring or marketing any products or services nor shall it in any way preclude either Party from entering into any similar agreement with any other party.

12.2 Dell shall have full freedom and flexibility in its decisions (provided such decisions are consistent with the terms of this Agreement) concerning the distribution and marketing (except as provided in Section
       6) of the Licensed Product(s), Limited Product(s) and Licensor Application(s) including, without limitation, the decision of whether or not to distribute or discontinue distribution of the Licensed Product(s), Limited Product(s) and Licensor Application(s). Dell does not guarantee that its marketing, if any, of the Licensed Product(s), Limited Product(s) and Licensor Application(s) will be successful.

12.3 This Agreement may not be assigned by either Party, in whole or in part, without the express written permission of the other Party, not to be unreasonably withheld. Notwithstanding the foregoing, either Party may assign this Agreement, in whole or in part, in connection with a merger, stock or asset sale, reorganization or acquisition, without the other Party's written permission. Any attempted assignment in violation of this Section shall be void. If a Party assigns this Agreement without the other Party's written consent, the non-assigning Party will have the option to immediately terminate this Agreement for cause. The assigning Party shall make


-----------------------------
* This provision is the subject of a Confidential Treatment Request.

       reasonable efforts to provide the non-assigning Party with at least thirty (30) days written notice prior to any assignment of this Agreement, or any part hereof. This Agreement shall be binding upon, and inure to the benefit of the Parties and their respective successors and permitted assigns.

12.4 The Parties are independent contractors, and nothing contained in this Agreement shall be construed to create or imply a joint venture, partnership, principal-agent or employment relationship. Neither Party shall have the right or authority to create or incur any liability or any obligation of any kind, express or implied, against, or in the name of, or on behalf of the other Party.

12.5   [*]

12.6 All publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between the Parties. Neither of the Parties shall act unilaterally in this regard without the prior written approval of the other Party; such approval, however, shall not be unreasonably withheld. Further, neither Party shall disclose the terms and conditions of this Agreement to any third party, including, but not limited to, any financial terms, except as required by law or with the other Party's prior written consent.

12.7 Both Parties shall comply with all applicable governmental laws, statutes, ordinances, administrative orders, rules and regulations including, without limitation, those related to the export of technical materials. Licensor shall provide Dell with prompt written notice of any export restrictions related to the Licensed Product(s).

12.8 Any and all written notices, communications and deliveries between Licensor and Dell with reference to this Agreement shall be deemed made on the date of mailing if sent by registered or certified mail to the respective address of the other Party as follows:

              In the case of Dell:      Dell Products L.P.
                                        One Dell Way
                                        BBP, Box 4
                                        Round Rock, TX 78682
                                        Attn: Legal Department

              In the case of Licensor:  Altiris, Inc.
                                        588 West 400 South
                                        Lindon, UT 84042
                                        Attn: General Counsel

12.9 This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, U.S.A. without regards for its rules of conflict of laws, as if this Agreement was executed in and fully performed within the State of New York. Both Parties hereby waive any right to a trial by jury relating to any dispute arising under or in connection with this Agreement.

12.10 Should any provision herein be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be modified to reflect the intentions of the Parties. All other terms and conditions shall remain in full force and effect.

---------------------
* This provision is the subject of a Confidential Treatment Request.

12.11 No amendment, modification or waiver of any provision of this Agreement shall be effective unless set forth in a writing executed by an authorized representative of each Party. No failure or delay by either Party in exercising any right, power or remedy will operate as a waiver of any such right, power or remedy. No waiver of any provision of this Agreement shall constitute a continuing waiver or a waiver of any similar provision unless expressly set forth in a writing signed by an authorized representative of each Party.

12.12 Since Dell transacts business with the United States government, Licensor must comply with the applicable federal laws and Federal Acquisition Regulations ("FARs") including the following:

          It is Dell's policy to take affirmative action to provide equal employment opportunity without regard to race, religion, color, national origin, age, sex, disability, veterans status or any other legally protected status. As a condition of doing business, Dell requires Licensor to practice equal opportunity employment and to comply with Executive Order 11246, as amended, Section 503 of the Rehabilitation Act of 1973, and Section 4212 of the Vietnam Era Veteran's Readjustment Assistance Act of 1974, all as amended, and the relevant Regulations and Orders of the U.S. Secretary of Labor. Additionally, to the extent required by applicable law, the following sections of Chapter 60 of Title 41 of the Code of Federal Regulations are incorporated by reference in this Agreement and each Order: 41 CFR 60-1.4(a); 41 CFR 60-1.8; 41 CFR 60-741; 41 CFR 60-250; 41 CFR 60-1.7;
          41 CFR 60-1.40.

12.13 This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter contained herein, and merges all prior discussions and agreements, both oral and written, between the Parties. Nothing in any purchase order, invoice, order acknowledgment, or other document of Licensor shall be of any effect whatsoever and may not affect, alter, or modify the terms and conditions of this Agreement. If the terms and conditions of this Agreement conflict with any terms of a Dell purchase order relating to the Licensed Product(s) and Licensor Application(s), the terms and conditions of this Agreement shall govern. The terms and conditions set forth in the Supplement and Exhibits are hereby incorporated into this Software License Agreement by reference. If the terms and conditions of this Software License Agreement conflict with any terms and conditions contained in the Supplement or Exhibits, the terms and conditions of the Supplement and Exhibits shall govern.

12.14 Orders issued by Dell pursuant to this Agreement are placed with the expectation of potential acquisition of credit for current and/or anticipated future offset obligations of Dell, Dell Computer Corporation or Dell Computer Corporation's subsidiaries or affiliates, or their designated assignees to various governments around the world. Supplier agrees to reasonably assist Dell, Dell Computer Corporation or Dell Computer Corporation's subsidiaries or affiliates, or their designated assignees in their efforts to secure offset credit from these governments in an amount equal to the value of the applicable in-country content of the orders placed under this Agreement.

12.15 Dell is committed to utilizing socially responsible suppliers that comply with all applicable laws and regulations, embrace high standards of ethical behavior, and treat their employees fairly, with dignity and respect. Licensor represents to Dell that it complies with the following minimum standards:

          (a) comply with the applicable legal maximum working hours;
          (b) comply with legal employment age requirements;
          (c) demonstrate a commitment to the health and safety of their employees, both in working conditions and housing supplied, if applicable;
          (d) make hiring decisions based on ability to do the job, rather than on the basis of personal beliefs or characteristics;
          (e) do not utilize forced or indentured labor, or raw materials or finished goods produced by forced labor; and

          (f) do not employ any type of corporal punishment, or mental or physical coercion.

12.16 For a period of 12 months following the Effective Date of this Agreement, Licensor shall not solicit for employment, any employee of Dell or a Subsidiary of Dell. Notwithstanding the foregoing, contacts with prospective employees resulting from general advertising, or unsolicited contacts that are initiated solely by employees of Dell or one of its Subsidiaries, and the recruitment and employment of such persons following such unsolicited contacts, shall not be deemed to be solicitations prohibited by this Agreement

IN WITNESS WHEREOF, the Parties hereto have duly executed this Software License Agreement by their respective duly authorized officers to be effective as of the Effective Date as first written above.

DELL PRODUCTS L.P.                            ALTIRIS, INC.

By: Scott Crawley                             By: Robert N. Wellman


Signature: /s/ Scott Crawley                  Signature: /s/ Robert N. Wellman


Title: Director                               Title: VP Strategic Alliance Sales


Date: 4/30/02                                 Date: April 30, 2002

                                  SUPPLEMENT TO

                          SOFTWARE LICENSING AGREEMENT

THIS SUPPLEMENT is entered into as of this 26th day of April, 2002 by and between Dell Products L.P. (hereinafter "Dell") with its principal place of business at One Dell Way, Round Rock, Texas 78682, and Altiris, Inc., a Delaware corporation having a principal place of business at 588 W. 400 South, Lindon, Utah 84042 (hereinafter "Licensor").

This Supplement provides additional terms and conditions to the above referenced Software License Agreement. All terms and conditions of the Software License Agreement apply to this Supplement and the terms and conditions of this Supplement are hereby incorporated by reference into the Software License Agreement.

1.0      DESCRIPTION OF LICENSED PRODUCT(S)

         (A) CODE Dell OpenManage Client Administrator consisting of Altiris Client Management Suite version 5.5 Service Pack 1 customized as identified in Exhibit D ("OEM Statement of Work").

         (B) DOCUMENTATION

         -----------------------------------------------------------------------
         Documentation:
         -----------------------------------------------------------------------
             Product Requirements Document - Feature and Function Definitions
         -----------------------------------------------------------------------
                 Description of each feature/function
         -----------------------------------------------------------------------
                 What part of the product was changed to incorporate this feature/function
         -----------------------------------------------------------------------
                 Release requirements/features
         -----------------------------------------------------------------------
             Functional Specs
         -----------------------------------------------------------------------
                 Description for requirement implementation
         -----------------------------------------------------------------------
                 Definition of how each feature/function is implemented
         -----------------------------------------------------------------------
                 Interaction between this feature/function and the other
                 features/functions
         -----------------------------------------------------------------------
             Test Plan
         -----------------------------------------------------------------------
                 Test results for each requirement
         -----------------------------------------------------------------------
                 Version descriptions of each test tool
         -----------------------------------------------------------------------
                 Test tools (tools, cases and environment vendor uses to test the product)
         -----------------------------------------------------------------------
                 Degree of automation defined
         -----------------------------------------------------------------------
                 How each feature/function was tested
         -----------------------------------------------------------------------
             Technical Support Statistics (when available)
         -----------------------------------------------------------------------
                 Call volume
         -----------------------------------------------------------------------
                 Types of problems reported
         -----------------------------------------------------------------------
                 Supporting statistical data
         -----------------------------------------------------------------------
                 Resolution for high call drivers for this product
         -----------------------------------------------------------------------
                 Portal into Customer Services Help Desk
         -----------------------------------------------------------------------
             Portal into Developer Help Desk
         -----------------------------------------------------------------------
             User Documentation
         -----------------------------------------------------------------------
                 Installation Guide
         -----------------------------------------------------------------------
                 User's Guide
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
                 On-Line Help
         -----------------------------------------------------------------------
             Release Notes (the following may be consolidated within 1 document)
         -----------------------------------------------------------------------
                 Change Notification Process
         -----------------------------------------------------------------------
                 Known limitations for this release
         -----------------------------------------------------------------------
                 What was fixed in this release
         -----------------------------------------------------------------------
                 Any installation changes
         -----------------------------------------------------------------------
                 List of new features added in this release
         -----------------------------------------------------------------------
             Technical Training Materials for Technical Support and Sales (in collaboration with Dell)
         -----------------------------------------------------------------------
                 Resource Tool Kit
         -----------------------------------------------------------------------
                 Portal to Licensor Demo Web Site
         -----------------------------------------------------------------------


         Dell and Altiris Integration:
         -----------------------------------------------------------------------
             Any debugging utilities in the Resource Tool Kit

         -----------------------------------------------------------------------
             Developer's documentation and Usage Models in the Resource Tool Kit
         -----------------------------------------------------------------------
             Engineering Troubleshooting Guide in the Resource Tool Kit, when available or provided in Engineering Training
         -----------------------------------------------------------------------
             Other docs/specs/API/utilities that will facilitate the integration, as available in the Resource Tool Kit
         -----------------------------------------------------------------------

3.0      DELIVERY SCHEDULE / TECHNICAL CONTACTS FOR LICENSED PRODUCTS

         Technical contacts will be identified in Exhibit C. The delivery schedule for the Licensed Product(s) shall be as follows:

         [*]

4.0      DESCRIPTION OF LICENSOR APPLICATION(S)

         (A) CODE Licensor Applications are as listed in the Dell Price List attached hereto as Exhibit F.

         (B) DOCUMENTATION    User documentation varies by product offering.

5.0      COMPENSATION FOR LICENSED PRODUCT(S) AND LICENSOR APPLICATION(S)

         The Dell Price List is attached hereto as Exhibit F.

6.0      DELIVERY SCHEDULE FOR LICENSOR APPLICATIONS / TECHNICAL CONTACTS

         Technical contacts will be identified in Exhibit C. Licensor Application(s) shall be made available to Dell upon execution of this Agreement.

7.0      ACCEPTANCE CRITERIA

---------------------
* This provision is the subject of a Confidential Treatment Request.

Dell shall accept the Licensed Product(s) and Limited Product(s) when the following terms and conditions are fully satisfied and documented:

7.1    [*]

7.2    [*]

7.3    [*]

7.4    [*]

---------------------
* This provision is the subject of a Confidential Treatment Request.

7.5      [*]

8.0      NEW PRODUCTS

         During the term of the Software License Agreement, the Parties agree to exercise reasonable efforts to meet no less than once per quarter to discuss their mutual business objectives, which include, but are not limited to, product roadmaps and the possible evaluation of new Licensor products. Licensor shall make commercially reasonable efforts to provide Dell an evaluation copy of new Licensor products (subject to a written evaluation agreement). If Dell wants to license such new product from Licensor, the new product will be added to this Agreement as mutually agreed upon in a written amendment, subject to negotiated pricing and delivery terms and conditions for the specific new product. The parties will agree on a schedule for Dell's introduction of the new product to Dell's customers that will include at a minimum the appointment of business and technical contacts for each party to monitor compatibility issues and other product release issues.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Supplement to the above referenced Software License Agreement by their respective duly authorized officers.

DELL PRODUCTS L.P.                           ALTIRIS, INC.

By: Scott Crawley                            By: Robert N. Wellman


Signature: /s/ Scott Crawley                 Signature: /s/ Robert N. Wellman


Title: Director                              Title: VP Strategic Alliance Sales


Date: 4/30/02                                Date: April 30, 2002

---------------------
* This provision is the subject of a Confidential Treatment Request.

                                   EXHIBIT A

                            Encrypted Software Export

In accordance with the U.S. Export Administration Regulations, certain software and items possessing encryption capabilities may require formal export licenses before they can be exported and/or re-exported from the United States. Licensor agrees to complete the questions on the following Software Questionnaire.

Please contact Allyson Manuel if you have any questions @ (512) 723-6647.

If Licensor's software has not been classified, Licensor may refer to the BXA (Bureau of Export Administration) Website at http://www.bxa.doc.gov for information regarding classifying software. Under the category of "Getting Help and Contacting Us", click on the "General Fact Sheets". Then click on "Obtaining a Commodity Classification" to receive information on how to classify software.

Please fax the completed Export Questionnaire to (512)723-4256, or send the form via e-mail to allyson_manuel@dell.com.

Licensed Product Not for Export out side the US or Canada.
If the Licensor has several versions of the Licensed Product(s), such as 128-bit level encryption for US customers and 40-bit level for international customers, Licensor agrees to conspicuously identify on the Licensed Product(s) media the level of encryption of each version of the Licensed Product(s) when the media is delivered to Dell.

Licensor also agrees to conspicuously mark the media of the 128-bit level encryption version of the Licensed Product(s) with a label stating "NOT FOR EXPORT OUTSIDE THE US OR CANADA. CONTAINS ENCRYPTION" prior to delivering the Licensed Product(s) media to Dell.

                             SOFTWARE QUESTIONNAIRE

     Company Name: Altiris

     Please attach additional pages if necessary.

     Product name & version number: Altiris eXpress Client Management Suite
     5.5 Country of Origin USA
     Harmonized Tariff Schedule Number (HTS):___________________________________
     Export Commodity Control Number (ECCN): 5D992
     License Exception (if applicable):_________________________________________

     If product is 5D002, TSU [GSN], please provide a copy of the BXA classification verification).

1. What is the functionality of your software (i.e.: word processing, engineering/design, communication, operating system, etc.)? The products are used for remote management of PCs.

2. What type of equipment is the software used to support (i.e.: telecommunications, manufacturing/test, computers, etc.)? Please be specific. Computers, Laptops, Servers, Handheld devices (PDA's)

3. Is your software available to the public via sales from stock at retail selling points by means of "over-the-counter" transactions, mail order, or telephone call transactions (Mass Market)? No If yes, please forward a copy of BXA approval.

4. Is your software designed for installation by the user without further substantial support (substantial support does not include telephone (voice only) help line services for installation or basic operation, or basic operation training provided by the supplier? Yes

5.   Does your software or commodity have encryption capabilities? Yes

     If the answer to question 5 above is "No", you do not need to complete the remaining questions on this form.

6. What function does the encryption provide (i.e.: password protection, data encryption, etc.? Please be specific. For Altiris eXpress Deployment Server encryption is used for the following functions: Password protection for passwords stored in the registry, passwords being transported across the wire and passwords stored in data files on bootdisks. We also have an option for encrypting the communication between our server and client. For Altiris eXpress Notification Server encryption is used for protection on various passwords: SQL server password stored in the registry of the NS server, and the "Run as" password for software delivery stored in XML in the database on the server, sent to the client and stored as xml on the client. It is also used for protection of the SQL queries for our `out of box' reports.

7. Does the data encryption algorithm exceed a key space of 56 bits? For Altiris eXpress Deployment Server; Yes, Our symmetrical algorithm support 56 bits. Our public key private key algorithm uses 256. For Altiris eXpress Notification Server; No, we are using the MS Crypto API with provider "Microsoft Base Cryptographic Provider v1.0"

8. What is the specific key length of the encryption algorithm? _ For Altiris eXpress Deployment Server our symmetrical algorithm supports 56 bits. Our public key private key algorithm uses 256. For Altiris eXpress Notification Server it is RC4 with 40 bit key.

9. Does your software or commodity allow the alteration of the data encryption mechanism and its associated key spaces by the user? No

10. Please provide a brief written summary of the encryption technology used in the design of the software or commodity in question. Please be sure to identify the type of algorithm used. Altiris eXpress Deployment Server is a product used for remote management of PCs. The products contain many executables; five of them contain encryption software. All cryptographic software used by these products is contained in an Altiris created library known as CryptoLib. The products use 56-bit RC4 encryption with a 512-bit key exchange mechanism. Based on the criteria listed 742.15(b)(1) and the Commerce Control List, these products continue to be properly classified as
     ECCN: 5D992. For Notification Server we use MS Crypto API.

11. Is there an EXPORT version of the software named above? Yes for Altiris eXpress Deployment Server. No for Altiris eXpress Notification Server.

     This form Completed by:

     Name _________________________ Title ____________________
     Signature:_____________________ Date _______________ Phone#________________

                                    EXHIBIT B

                                W-9 Form Follows:

                                    EXHIBIT C

                                      [*]

-----------------------------
* This provision is the subject of a Confidential Treatment Request.

                                    EXHIBIT D


                                      [*]


----------
       * This provision is the subject of a Confidential Treatment Request.

                                    EXHIBIT E

                                      [*]

-----------------------------
* This provision is the subject of a Confidential Treatment Request.

                                    EXHIBIT F

                                       [*]

---------------------
* This provision is the subject of a Confidential Treatment Request.

                                    EXHIBIT G

                   ALTIRIS END USER LICENSE AGREEMENT ("EULA")

Software License Agreement

IMPORTANT - READ CAREFULLY: This Altiris Software License Agreement ("License") is a legal agreement between you (either an individual or a single entity) and Altiris, Inc. ("Altiris") for the licensing of software products from Altiris.

DO NOT DOWNLOAD, INSTALL, COPY OR USE THIS SOFTWARE UNTIL YOU HAVE READ AND ACCEPTED THIS LICENSE. BY DOWNLOADING, INSTALLING, COPYING, OR USING THIS SOFTWARE, YOU AGREE TO BE BOUND BY THIS LICENSE. IF YOU DO NOT AGREE WITH ANY TERM OR CONDITION OF THIS LICENSE, ALTIRIS IS NOT WILLING TO LICENSE THE SOFTWARE TO YOU. IN SUCH EVENT, YOU MAY NOT DOWNLOAD, INSTALL OR USE THE SOFTWARE. YOU MAY, HOWEVER, RETURN THE SOFTWARE (INCLUDING ALL ACCOMPANYING MEDIA, DOCUMENTATION, PACKAGING AND MATERIALS) IN AN UNDAMAGED CONDITION TO THE VENDOR FROM WHOM YOU ACQUIRED IT WITHIN 30 DAYS FOR A REFUND OF THE FEE, IF ANY, YOU PAID FOR THE LICENSE.

This License governs seven (7) day and thirty (30) day evaluation licenses as well as all other licenses applicable to Altiris products. There is no fee for an evaluation license; all other licenses must be purchased from Altiris or its authorized resellers. Except as otherwise expressly provided herein, this License will also govern any Software updates and upgrades that may be provided to Licensee in accordance with Altiris' then-current maintenance and support policies, unless such updates and upgrades are provided under separate license agreement. Any other software that may be provided with the Software that is associated with a separate end-user license agreement is licensed to you under the terms of that license agreement.

1. Licensee. For purposes of this License, the term "Licensee" means the person, company or entity that uses the Software under this License. The Licensee must accept and agree to this License before downloading, installing or using the Software.

2. Certificate of License. A "Certificate of License" in the form of a product or package label or confirmation e-mail will be sent to the Licensee and will identify the Software licensed to Licensee under this License and the type of license(s) (see Section 7 below) granted to Licensee for each Software product.

3. Software and Documentation. "Software" means the computer programs of the licensed software product(s) in the form and version(s) provided to Licensee, together with the associated media and corresponding Documentation. "Documentation" means the end user manual and other documentation (including print and "online"), if any, provided to Licensee with the Software.

4. Ownership. All title and intellectual property in and to the Software (including all copies of the Software made by Licensee) are owned by Altiris and its licensor(s). The Software is also protected by copyright law and international treaty provisions. The Software is licensed to Licensee, not sold.

5. Activation Key. To use the Software, Licensee must first obtain an "activation key" from Altiris or its authorized reseller. The activation key may be a printable digital key, a non-printable file, or any other mechanism used by Altiris for license activation purposes.

6. Licensed Computers. A "Licensed Computer" is a computer within the possession and control of Licensee on which the Software may be run or executed pursuant to the type of license granted to Licensee.

7. License Type. The type of license purchased by Licensee determines the license rights granted to Licensee. The license type will be specified in the Certificate of License provided to Licensee and/or will be displayed in an "information about" box when the activation key is applied during the install process.

a. Evaluation License - An Evaluation License is a "limited time," "limited user" license that provides the Licensee an opportunity to try the Software before buying a full license. A temporary Certificate of License and temporary activation key will be issued to Licensee for this license. The temporary Certificate of License will specify the number of Licensed Computers, the number of users, and the evaluation period. The Software may only be used on the specified number of Licensed Computers and by no more than the specified number of users (i.e., employees of Licensee). The Software may only be used for evaluation purposes. The Software is licensed to Licensee only for the specified evaluation period, which will begin on the date that the Software is first downloaded by or delivered to Licensee.

b. Not for Resale (NFR) Demo License - An NFR Demo license is a special type of "limited user" evaluation license that is provided exclusively to, and for use only by, Altiris channel and OEM partners to assist in demonstrating Altiris' software to prospective customers. In the event the partner relationship with Altiris expires or is terminated, or the Partner no longer uses the license as intended, the NFR license will immediately terminate.

c. Node License - Altiris Vision. This license type and this paragraph are applicable only to the Altiris Vision software product. The Altiris Vision Software includes a Master Module for use on a primary computer (typically the computer of the teacher or instructor) and a User Module for use on the user computers (typically the computers of the students or trainees). The user computers are the "nodes" on which the User Module runs. For each Node License purchased, the Licensee may use the Master Module on one or more primary computers and the User Module on only the number of nodes (i.e., user computers) specified by the Certificate of License. Use of the Master Module is limited to use in connection with the licensed user modules. Use of the User Module is limited to use in connection with the Master Module(s) resident on the primary computer(s). The Licensee must purchase a sufficient number of nodes under this Node License to cover each computer that may, at any time, store, execute or use the User Module.

d. Node License - Other Software. This license type is applicable to all Altiris software products other than the Altiris Vision product. Under the terms of this Node License, Licensee may use (a) the management infrastructure portion of the Software product on as many computers as is reasonably necessary to utilize the Software as described in the applicable Documentation (the "managing computers"), and (b) the client portion of the Software on only the number of nodes specified in the Certificate of License. Except for the Helpdesk, Carbon Copy and Web Admin products (see below), a "node" is the computer (including its associated hard disk(s) and other storage device(s)) that is managed or is going to be managed using Altiris Software. Node licenses may be purchased for use on computers (such as servers, desktop computers, notebook computers and PDAs) to be managed using Altiris software ("managed computers"). Depending upon the particular Software product, the Software on the managing computer is used (i) to gather inventory from, or to send or receive alerts to or from, the managed computer, or (ii) to configure or change a setting of, or to migrate settings to or from, the managed computer, or (iii) to deploy, install, erase, or remove any application, program, file or image to, on or from a hard disk or other storage device of the managed computer, or (iv) to place a self-extracting application, program, file or image on a hard disk or other storage device of the managed computer. (In the case of RapidInstall Software, the self-extracting application or program is known as a RapidInstall Package or "RIP.")

For any one Software product, only one node is "consumed" for each managed computer. One node is consumed by a Software product when that product is used once or multiple times to perform or deliver any of the services described in clauses (i), (ii), (iii) or (iv) above, on or to a managed computer. If two or more Software products are used on a managed computer, then two or more nodes (one for each Software product) will be consumed for that managed computer. Node Licenses purchased for desktop, notebook and PDAs are not transferable for use on managing servers. Licensee must purchase a sufficient number of nodes under the terms of this Node License to cover all nodes consumed by a Software product for the applicable managed computer type. The number and type of Node Licenses purchased will be specified on the Certificate of License. Additional nodes may be purchased at Altiris' then-current fees. Under a Node License, each managing and managed computer is a Licensed Computer.

(i) Helpdesk. In the case of Helpdesk Software, a "node" is a managed computer or any other object that populates the database, such as a printer, copier, etc. (each, a "managed object"). Under this Node License, Licensee may use the Software to import into the database and manage any number of managed objects not to exceed at any one time the total number of licenses purchased (e.g., if Licensee has purchased 1,000 licenses for Helpdesk, Licensee may maintain up to, but no more than, 1,000 managed objects in the database at any one time).

(ii) Carbon Copy Solution (excluding Carbon Copy consumer version). The Carbon Copy Software provided to Licensee includes both a web-based and Windows utility of the product. The purchase of a node entitles Licensee to select and install only one version of the product for each computer used by Licensee as described below. If Licensee desires to install both versions, Licensee must purchase an additional node for each version installed on each computer. Installation and use by Licensee of both versions of the product without purchasing additional nodes to cover the use of both versions is a violation of the License.

(A) In the case of Carbon Copy web-based solution Software, a "node" is the same as described in section 7 .d. (Node License - Other Software) above. (B) In the case of Carbon Copy Software, a "node" is the computer on which the console component or the client component of the Software is installed. Under this Node License, Licensee may install and use the console and client components of the Software in any combination on multiple computers as long as Licensee's concurrent use of such Software components does not exceed (in the aggregate) the total number of nodes for which Licensee has purchased licenses (e.g., if Licensee has purchased 1000 licenses, Licensee may install and use up to, but no more than, a combined total of 1000 console and client components on multiple computers at any one time).

(iii) Web Admin for SMS (Microsoft Systems Management Server). In the case of Web Admin Software, a "node" is a computer or any other object that populates the SMS database, such as a printer, copier, etc. (each, an "object"). Under this Node License, Licensee may use the Software to manage any number of objects in the SMS database not to exceed at any one time the total number of nodes for which licenses have been purchased (e.g., if Licensee has purchased 1,000 licenses, Licensee may manage up to, but no more than, 1000 objects in the SMS database at any one time).

e. Technician and Consultant Licenses. Technician and Consultant Licenses are sold on a "per-individual" basis. The Certificate of License will generally indicate the name of the individual who may use the Software. Each such license is restricted to a single individual (the "technician" or "consultant") who is an employee or independent contractor of Licensee, and may not be transferred to or shared with any other individual. Licensee guarantees the technician's compliance with this License. Use of the Software is limited to use by the technician (if an employee) within his/her scope of employment with Licensee, or use by the technician (if an independent contractor) within the scope of his/her services for Licensee. Any limit on the number of nodes consumed by the technician's use of a Software product will be specified in the Certificate of License. For each such license, the number of managed computers that can be imaged concurrently using the Multicast feature is limited to the number of computers specified in the Certificate of License (this only applies to Software products having the Multicast feature). One Technician or Consultant License must be purchased for each technician involved in setting up, installing, imaging or configuring any managed computers. The computers on which the licensed technician uses the Software are Licensed Computers. Technician and Consultant Licenses do not allow any element of the software to be "left behind" on the Licensed Computers once the configuration tasks have been completed.

f. Site License - Site Licenses are sold on a "per site" basis. Each Site License allows the Licensee to use the Software on computers at a single, contiguous, physical location (the "Licensed Site"), but not on any other computers or at any other site. A separate Site License is required for each site. The Licensed Site will be designated in the Certificate of License and/or information about box. Any number of nodes can be consumed under a Site License, provided that all such nodes (i.e., managed computers) remain at the Licensed Site. With respect to Altiris Vision Software, the Site License consists of a Classroom License for each of the classrooms located at the Licensed Site.

g. Classroom License - Altiris Vision. A Classroom License for the Altiris Vision Software product allows the Licensee to use the Altiris Vision Software in one physical non-subdivided classroom (the "Licensed Classroom") and is not transferable to any other classroom. The Master Module may be used on one or more primary computers physically located in the Licensed Classroom. The User Module may be used on as many computers in the Licensed Classroom as is necessary, taking into account physical limitations inherent within the Software. There may be a physical limitation of the Master Module to communicate with and control a specified number of computers (see the product documentation and the Certificate of License). A Classroom License does not allow the Software to be used in multiple classrooms even if the Software is not used in more than one classroom at a time. The Certificate of License and/or information about box will indicate the number of Classroom Licenses.

h. Campus Site License - A Campus Site License allows the Licensee to use the Software at one campus at a single physical, contiguous location (the "Licensed Campus"). The Software may only be used by the Licensee at that Licensed Campus unless additional licenses are purchased. A college or university with multiple campuses must purchase a Campus Site License for each campus at which any Software is used. With respect to Altiris Vision Software, the Campus Site License consists of a Classroom License for each of the classrooms located at the Licensed Campus, but not for any other classrooms. The Certificate of License and/or information about box will identify the Licensed Campus. Altiris reserves the right to request proof of the purchasing organization's (i.e., the Licensee's) accreditation.

i. District License - A District License allows the Licensee to use the Software in the schools within a school district, provided the schools are under the direct management, control and supervision of the district office (the "Licensed District"). The Software may not be used by the Licensee outside of the Licensed District unless additional licenses are purchased. With respect to Altiris Vision Software, the District License consists of a Classroom License for each of the classrooms located within the Licensed District, but not for any other classrooms. The Certificate of License and/or information about box will identify the Licensed District. Altiris reserves the right to request proof of the purchasing organization's (i.e., the Licensee's) accreditation.

j. School Site License - A School Site License allows the Licensee to use the Software at one school at a single, contiguous, physical location (the "Licensed School"). The Software may not be used by the Licensee outside of the Licensed School unless additional licenses are purchased. With respect to Altiris Vision Software, the School Site License consists of a Classroom License for each of the classrooms located within the Licensed School, but not for any other classrooms. The Certificate of License and/or information about box will identify the Licensed School. Altiris reserves the right to request proof of the purchasing organization's (i.e., the Licensee's) accreditation.

k. Enterprise License - An Enterprise License allows the use of the Software on all computers within the licensed enterprise (the "Licensed Enterprise") without any limit on the number of physical sites or locations within the Licensed Enterprise. An Enterprise License is limited to use of the Software within the Licensed Enterprise. Licensee must report the number of all computers within the Licensed Enterprise at the time of purchase of the Enterprise License, even if the Software is not used on all of the reported computers. Each time the total number of computers within the Licensed Enterprise exceeds the previously reported number by more than 10%, Licensee must promptly report the new number of computers to Altiris, and Altiris, in its sole discretion, may increase the license fee to reflect the increase in the number of computers. With respect to Altiris Vision Software, the Enterprise License consists of a Classroom License for each of the classrooms located within the Licensed Enterprise.

8. License. Subject to the terms and conditions of this License, Altiris grants to Licensee a nonexclusive, nontransferable license to use the Software in accordance with the applicable license type as described above. Except for an Evaluation License, the applicable license type depends on the license purchased by Licensee and specified in the Certificate of License and/or "information about" box. Licenses apply separately to each Software product. Only those Software products specified in a Certificate of License issued to Licensee are licensed to Licensee.

9. Copies. Licensee may make copies of the Software provided that any such copy: (i) is created as an essential step in the utilization of the Software on a Licensed Computer and is used in no other manner and on no computer which is not a Licensed Computer for that Software, or (ii) is only for archival purposes to back-up a Licensed Computer. All trademark, copyright and proprietary rights notices must be faithfully reproduced and included by Licensee on such copies. Licensee may not make any other copies of the Software. If obtained for evaluation purposes, at the end of the evaluation period, Licensee must erase all copies of the Software unless a license is purchased as provided above.

10. Restrictions. Altiris reserves all rights not expressly granted to the Licensee. Without limiting the generality of the foregoing, Licensee shall not:
(i) disassemble, de-compile or otherwise reverse engineer the Software, or (ii) create derivative works based upon the Software, or (iii) rent, lease, sublicense, distribute, transfer, translate, modify or reprogram the Software, or (iv) timeshare the Software, make the Software available to others on the Internet, any BBS or any on-line service, or allow others to copy, access or use the Software.

11. Limited Warranty. If (a) the Software does not substantially conform to its specifications in the Documentation, or if the physical media accompanying the Software is defective, or if Licensee is dissatisfied with the Software for any reason, and (b) if the Software (including all accompanying media, Documentation, packaging and materials) is returned by Licensee within 30 days of first receipt, then the payment made by Licensee to purchase the license shall be refunded to Licensee. Upon return, the License shall terminate and Licensee must immediately cease all use of the Software and remove and erase all copies of any Software from all computers and storage media and devices within the possession or control of Licensee. At Altiris' request, Licensee will certify in writing to Altiris that Licensee has complied with section. In the event that the Software is licensed under an Evaluation License, there shall be no refund because an Evaluation License is free. In the event that Licensee purchases a Software license during or after evaluation of the Software under an Evaluation License, then there shall be no obligation to refund the payment made by Licensee to purchase the Software license (i.e., the 30 day evaluation period was Licensee's 30 day limited warranty period). THIS LIMITED WARRANTY SHALL NOT APPLY TO SOFTWARE UPDATES AND UPGRADES. ALL UPDATES AND UPGRADES ARE LICENSED "AS IS," WITHOUT WARRANTY OF ANY KIND.

12. Disclaimer of Warranties. ALTIRIS MAKES NO WARRANTY NOT EXPRESSLY SET FORTH IN THIS LICENSE. EXCEPT AS EXPRESSLY WARRANTED ABOVE, THE SOFTWARE IS PROVIDED "AS IS," WITHOUT WARRANTY OF ANY KIND. ALTIRIS DISCLAIMS AND EXCLUDES ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ANY EXPRESS WARRANTY MADE OUTSIDE OF THIS LICENSE IS EXCLUDED AND SUPERCEDED. ALTIRIS DOES NOT WARRANT THAT THE SOFTWARE WILL SATISFY LICENSEE'S REQUIREMENTS OR THAT IT IS WITHOUT DEFECT OR ERROR OR THAT THE OPERATION THEREOF WILL BE UNINTERRUPTED OR ERROR FREE. Some jurisdictions do not allow certain disclaimers and limitation of warranties, so some of these may not apply.

13. Limitation On Liability. THE AGGREGATE LIABILITY OF ALTIRIS ARISING FROM OR RELATING TO THIS LICENSE OR USE OF THE SOFTWARE (REGARDLESS OF THE FORM OF ACTION OR CLAIM, SUCH AS CONTRACT, WARRANTY, TORT, STRICT LIABILITY, MALPRACTICE, AND/OR OTHERWISE) SHALL NOT EXCEED THE AMOUNT OF ALL LICENSE FEES PAID BY LICENSEE FOR THE SOFTWARE LICENSE(S) GRANTED HEREUNDER. ALTIRIS SHALL NOT IN ANY CASE BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES, OR FOR ANY LOSS OF PROFITS OR REVENUES, OR FOR LOSS OF COMPUTER PROGRAMS OR DATA, REGARDLESS OF THE FORM OF ACTION AND EVEN IF ALTIRIS HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. Because some jurisdictions do not allow certain exclusions or limitations of liability, the above limitation may not apply.

14. Notice. THE SOFTWARE IS NOT INTENDED OR LICENSED FOR USE IN ANY HAZARDOUS OR HIGH RISK ACTIVITY OR FOR ANY PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.

15. Sole Remedy and Allocation of Risk. LICENSEE'S SOLE AND EXCLUSIVE REMEDY AND ALTIRIS' SOLE AND EXCLUSIVE LIABILITY ARE SET FORTH IN THIS LICENSE. This License defines a mutually agreed-upon allocation of risk.

16. No Support. Except as expressly required by applicable law, nothing in this License entitles Licensee to any support, maintenance or new versions of the Software. Licensee may contact Altiris to determine the availability of support, maintenance and new versions of the Software, and the fees, terms and conditions that would apply.

17. Taxes. In the event that any withholding, sales or use taxes or other taxes or government fees, assessments or charges are payable because of this License or any license or because of any payment by Licensee, then Licensee shall pay such taxes, fees, assessments and charges in addition to all other payments.

18. Governing Law. This License shall be governed by the laws of the state of Utah and the United States of America without giving effect to conflict or choice of law principles. The parties agree to exclude application of the "United Nations Convention on Contracts for the International Sale of Goods" to this License. The parties agree that any litigation between the parties shall be conducted exclusively in Utah state courts or the federal district courts within Utah.

19. Severability. If any provision in this License is invalid or unenforceable or contrary to applicable law, such provision shall be construed, limited, or altered, as necessary, to eliminate the invalidity or unenforceability or the conflict with applicable law, and all other provisions of this License shall remain in effect.

20. Termination. The Evaluation License and NFR Demo License shall automatically terminate at the end of the evaluation period (if a full license is purchased, a new Certificate of License and new activation key will be issued to Licensee). Any other license granted hereunder shall automatically terminate if Licensee materially breaches this License. Upon expiration or termination of any License, Licensee shall immediately cease all use of the Software and shall erase or destroy all copies of the Software within the possession or control of Licensee and shall return the original Software media and Documentation to Altiris. This shall not limit or affect any remedy available to Altiris for Licensee's breach.

21. U.S. Government End Users. The Software is provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the United States Government is subject to restrictions as set forth in the Federal Acquisition Regulations
(FAR)(S)52.227-14 (Jun 1987) Alternate III (June 1987), FAR(S)52.227-19 (June
1987), or DFARS(S)252.227-7013 (b)(3) (Nov 1995) or applicable successor provisions, as applicable. Manufacturer is Altiris, Inc., 387 South 520 West, Lindon, UT 84042.

22. Export Laws. Regardless of any disclosure made by Licensee to Altiris of an ultimate destination of the Software, Licensee shall not export, re-export or disclose (directly or indirectly) any Software, or any portion thereof, to any country in violation of U.S. export laws or regulations or any other law, regulation or government order. It is Licensee's responsibility to comply with the United States government requirements as they may be amended from time to time.

23. Construction. In the construction and interpretation of this License, no rule of strict construction shall apply against or in favor of either Party.

24. Entire Agreement. This License sets forth the entire understanding and agreement between the parties relating to its subject matter and may be amended only in a writing signed by both parties. ANY TERMS AND CONDITIONS OF ANY PURCHASE ORDER OR OTHER DOCUMENT SUBMITTED BY LICENSEE IN CONNECTION WITH THE LICENSED SOFTWARE THAT ARE IN ADDITION TO, DIFFERENT FROM OR INCONSISTENT WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT ARE NOT BINDING ON ALTIRIS AND ARE INEFFECTIVE. NO VENDOR, DISTRIBUTOR, DEALER, RETAILER, SALES PERSON OR OTHER PERSON IS AUTHORIZED BY ALTIRIS TO MODIFY THIS LICENSE OR TO MAKE ANY WARRANTY, REPRESENTATION OR PROMISE WHICH IS DIFFERENT THAN, OR IN ADDITION TO, THE WARRANTIES, REPRESENTATIONS OR PROMISES EXPRESSLY SET FORTH IN THIS LICENSE.

Copyright (c) 1998 - 2001 Altiris, Inc. All rights reserved.

Altiris, Altiris Vision, Web Administrator, Helpdesk and RapidInstall are trademarks of Altiris, Inc. in the U.S. and other countries. Carbon Copy is a registered trademark licensed to Altiris, Inc. in the U.S. and a trademark of Altiris, Inc. in other countries. Other company and product names used herein are trademarks of their respective owners.

                                    EXHIBIT H

                        MASTER PREFERRED ESCROW AGREEMENT

                                    EXHIBIT I

                                       [*]

-------------------
* This provision is the subject of a Confidential Treatment Request.

                        MASTER PREFERRED ESCROW AGREEMENT

                              Master Number 0112132

     This agreement "Agreement" is effective April 26, 2001 among DSI Technology Escrow Services, Inc. ("DSI"), Altiris, Inc. ("Depositor") and. any additional party signing the Acceptance Form attached to this Agreement ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as the parties ("Parties").

     A. Depositor and Preferred Beneficiary have entered or will enter into a license agreement, development agreement, and/or other agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as "the License Agreement").

     B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited Circumstances.

     C, The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

     D   Depositor and Preferred Beneficiary desire to establish an escrow with
DSI to provide for the retention, administration and controlled access of certain proprietary technology materials of Depositor.

     E. The parties desire this Agreement to be supplementary to the License Agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).

                                   ARTICLE I

                                    DEPOSITS

     1.1 Obligation to Make Deposit. Upon the signing of this Agreement by the parties, including the signing of the Acceptance Form, and Exhibit D naming the Deposit Account, Depositor shall deliver to DSI the proprietary technology and other materials ("Deposit Materials") required to be deposited by the License Agreement or, if the License Agreement does not identify the materials to be deposited with DSI, then such materials will be identified on Exhibit A. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred D81 shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

     1.2 Identification of Tangible Media. Prior to the delivery of the Deposit Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing, each such tangible media by the item label description, the type or media and be quantity. Exhibit B shall be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until Depositor makes the initial deposit with DSI,

DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the account as required in Section 2.2 below.

     1.3 Escrow Account, Name Identification. Subject to this Article 1, and at the time Depositor makes the initial deposit with DSI in accordance with Section
1.2 above, Depositor shall complete and sign Exhibit D earning the initial deposit/account. Any new deposits referencing new account names made subsequent to the signing of this Agreement, intended by the Depositor to he held in a separate account and .maintained separately from the initial account, but made a part of this Agreement, shall be provided for by the Depositor on Exhibit E, and Exhibit E; shall be signed by the Depositor and DSI.

     1.4 Deposit Inspection. When DSI receives the Deposit Materials and Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on Exhibit I3. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the Deposit Materials in accordance with Section 1.7 below.

     1.5 Acceptance of Deposit. At completion of the deposit inspection, if DSI determines that the labeling; of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign Exhibit B and maul a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on Exhibit B, DSI will (a) note the discrepancies in writing on Exhibit B; (b) date and sign Exhibit B with the exceptions noted; and (e) mail a copy of Exhibit 13 to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the Deposit Materials have been received and accepted by DSI.

     1.6  Depositor's Representations. Depositor represents to DSI as follows:

          (a) Depositor lawfully possesses all of the Deposit Materials deposited with DSI;

          (b) With respect to all of the Deposit Materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

          (c) The Deposit Materials are not subject to any lien or other encumbrance;

          (d) The Deposit Materials consist of the proprietary technology and other materials identified tether in the License Agreement or Exhibit A, as the case may be; and

          (e) The Deposit Materials are readable and useable in their current form or, if any portion of the Deposit Materials is encrypted, the decryption tools and decryption keys have also been deposited.

     1.7 Verification. Preferred Beneficiary shall have the right, at Preferred Beneficiary's expense, to cause a verification of any Deposit Materials that have been delivered by Depositor to DSI pursuant to this Agreement. Preferred Beneficiary shall notify Depositor and DSI in writing of Preferred Beneficiary's request for verification. Depositor shall have the right to be present at the verification. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. Only DSI may perform the verification.

     1.8 Deposit Updates. Unless otherwise provided by the License Agreement, Depositor shall update tile Deposit Materials within 60 days of each release of a new version of the product Which is subject 1.0 the License Agreement. Such updates will be added to the existing deposit, All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in, accordance with Sections 1.2 through 1.5 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

     1.9 Removal of Deposit Materials. The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

                                   ARTICLE II

                       CONFIDENTIALITY AND RECORD KEEPING

     2.1 Confidentiality. DSI shall maintain the Deposit Materials in a secure, environmentally safe, locked facility -which is accessible only to authorized representatives of DSI and shall protect the confidentiality of the Deposit Materials. Except as expressly provided in this Agreement, DSI shall. not disclose, transfer, make available, or use the Deposit Materials, DST shrill not disclose the content of this Agreement to any third party. If DSI receives a subpoena or any other order From a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; however, DSI does not waive its rights to present its position with respect to any such order. DSI will not be required. to disobey any order from a court or other judicial tribunal. (See Section 1.5 below for notices of requested orders.)

     2.2 Status Reports. DSI will, at no additional charge, issue to Depositor and Preferred Beneficiary a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

     2.3 Audit Rights. During tile; term or this Agreement, Depositor and Preferred Beneficiary shall each. have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

                                  ARTICLE III

                             GRANT OT RIGHTS TO DSI

     3.1 Title to Media. Depositor hereby transfers to DST the title to the media upon which the proprietary technology and materials are written or stored; however, the use o(pound) such media is strictly governed by this Agreement. Further, Depositor does not transfer any ownership of any other tangible or intangible property, including, without limitation, the proprietary technology and materials contained on the media and any copyright, trade secret, patent or other intellectual property rights associated with such technology and materials. DST acknowledges that any such copyrights, trade secrets, patent rights and other intellectual property in or to such proprietary technology and materials are and -will remain the exclusive property of Depositor and/or Depositor's licensor(s), if any.

     3.2 Right to Make Copies. DSI shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement. DSI shall accurately copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed.

     3.3 Right to Transfer Upon Release. Upon Release, Depositor hereby grants to DSI the right to transfer Deposit Materials to Preferred Beneficiary only upon the occurrence of a Release Condition (as defined in Section 4.1) and the complete satisfaction of ,III other release terms and conditions set forth in Sections 4.2, 4.3 and 4.4. Upon such release, Preferred Beneficiary may use the Deposit Materials only as permitted in accordance with Section 4.5. Except upon such a release, DSI shall not transfer the Deposit Materials. Notwithstanding anything in this Agreement to the contrary, Preferred Beneficiary is not entitled to receive any Deposit Materials that correspond to versions of Depositor's software products that are not licensed or provided by Depositor to Preferred Beneficiary under the License Agreement (e.g. if the Deposit Materials correspond to versions 1.0 and 2.0 of a software product, but only version 1.0 was licensed to the Preferred Beneficiary under the License Agreement, then Preferred Beneficiary is only entitled to a release of the Deposit Materials that corresponds to version 1.0). Preferred Beneficiary shall include in its notice under Section 4.2 below a statement specifically identifying the Deposit Materials (including the specific version(s) of software) to which it is entitled.

                                   ARTICLE IV

                               RELEASE OF DEPOSIT

     4.1 Release Conditions. As used in this Agreement, "Release Condition" shall mean the following:

          (a) Depositor's failure to carry out obligations imposed on it pursuant to the License Agreement, which failure entitles Preferred Beneficiary to the Deposit Materials tinder the express terms or the License Agreement.

     Filing for Release. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials by Exhibit B number. (The Exhibit B number is found on the bottom right-hand corner of the Ex. B). Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor by commercial express Mail.

     4.2 Contrary Instructions. From the date DSI mails the notice requesting release of the Deposit Materials, Depositor shall have 15 business days to deliver to DSI contrary instructions ("Contrary Instructions"). Contrary Instructions shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured, or that Preferred Beneficiary's request for release by Exhibit B number is otherwise not accurate. Upon receipt of Contrary instructions, DSI shall send a copy to Preferred Beneficiary by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to the
Section 7.3. Subject to Section 5.2 of this Agreement, DSI will continue to store the Deposit Materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary; (b) dispute resolution pursuant to Section 7.3; or (c) order of a court.

     4.3 Release of Deposit. If DSI does not receive Contrary Instructions from the Depositor without the above-referenced 15 business clay period, DSI is authorized (subject to Section 3.3 above) to release the Deposit Materials to the Preferred Beneficiary, However, DSI is entitled to receive any fees duo DSI before making the release. Any copying expense in excess of $300 will be chargeable to Preferred Beneficiary. Upon any such release, the escrow arrangement will terminate as it relates to the Depositor and Preferred Beneficiary involved in the release.

     4.4 Right to Use Following Release. Unless otherwise provided in the License Agreement, upon release of the Deposit Materials in accordance with this
Article 4, Preferred Beneficiary shall have the. right to use the Deposit Materials solely in the manner and for the sole purpose specified in the License Agreement, or if not so specified, Preferred Beneficiary will have the right to use the Deposit Materials only to the extent necessary to continue exercising its rights under the terms and subject to the conditions expressly set forth in the License Agreement. Preferred Beneficiary shall be obligated in any event to strictly maintain the confidentiality of the released Deposit Materials, which obligation will survive expiration or termination of this Agreement and the License Agreement.

                                   ARTICLE V

                              TERM AND TERMINATION

     5.1 Term of Agreement. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; (b) Preferred Beneficiary instructs DST is writing; that the Agreement is terminated as it relates to Preferred Beneficiary; or (c) DSI instructs Depositor and Preferred Beneficiary in writing that the Agreement is terminated for nonpayment in accordance with Section 5.2 or by resignation in accordance with Section 5.3. If the Acceptance Form has been signed at a date later than this Agreement, the initial terms of the Acceptance Form will be for one year with subsequent terms to be adjusted to match the anniversary date of this Agreement. If the deposit materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

     5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI, DST shall provide written notice of delinquency to the parties to this Agreement affected by such delinquency. Any such party shall have the right to make the payment to DSI to cure the default. If(degree) the past due: payment is not received in full by DST within one month of the date of such notice, then at any time thereafter DST shall have the right to terminate this Agreement to the extent it relates to the delinquent party by sending written notice of termination to such affected parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

     5.3 Termination by Resignation. DSI reserves the right to terminate this Agreement, for any reason, by providing Depositor and Preferred Beneficiary with 60-days' written notice of its intent to terminate this Agreement. Within the 60-day period, the Depositor and Preferred Beneficiary may provide DSI with joint written instructions authorizing DST to forward the Deposit Materials to another escrow company and/or agent or other designated recipient. If DSI does not receive said joint written instructions within 60 days of the date of DSI's written termination notice, then DSI shall destroy, return or otherwise deliver the Deposit Materials in accordance with Section 5.4.

     5.4 Disposition of Deposit Materials Upon Termination. Subject to the foregoing termination provisions, and upon termination of this Agreement, DST shall destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor's instructions. If there are no instructions, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. DSI shall have no obligation to destroy or return the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI or have been released to the Preferred Beneficiary in accordance with Section 4.4. Upon Depositor's request, DST agrees, in the event it destroys the materials as permitted herein, to certify such destruction in writing.

     5.5 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

           (a)   Depositor's Representations (Section 1.6);

           (b) The obligations of confidentiality with respect to the Deposit Materials;

           (c) The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the Deposit Materials has occurred prior to termination;

           (d)   The obligation to pay DSI any fees and expenses due;

           (e)   The provisions of Article 7; and

           (f) Any provisions in this Agreement which specifically state they survive the termination of this Agreement.

                                   ARTICLE VI

                                   DSI'S FEES

     6.1 Fee Schedule. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. DST shall notify the party responsible for payment of DST's fees at least 60 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

     6.2 Payment Terms. DSI shall not be required to perform any service unless the payment for such service and. arty outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2.

                                  ARTICLE VII

                             LIABILITY AND DISPUTES

     7.1 Right to Rely on Instructions. DST may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party, to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

     7.2 Indemnification. Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, reasonable attorney's fees and other liabilities ("Liabilities") incurred by DSI relating in any way to this escrow arrangement unless such Liabilities were caused solely by the negligence or willful misconduct of DSI.

     Notwithstanding the foregoing, as a condition to such indemnity, Depositor or Preferred Beneficiary, as the case may be (in either case, the "indemnifying party"), shall (i) receive from DSI prompt written notice of any claim for indemnity hereunder and copies of all documents and other information related to such claim, (ii) receive the reasonable assistance and cooperation of DSI in the defense of the claim, and (iii) have sole control over such defense, provided that the indemnifying party prosecute the defense of such claim with all reasonable diligence and keep DSI and its designated counsel, if any, apprised of the status of the case. The indemnifying party shall not have access to any of DST's confidential or privileged information at any stage in the defense of any action without DST's prior written consent. No such claim shall be settled by an indemnifying party without DSI's consent to the terms of any such settlement, which consent shall not be unreasonably withheld. Nothing herein will be construed to prohibit DSI from retaining and paying for its own legal counsel.

     7.3 Dispute Resolution. Any dispute relating to or arising from this Agreement shall be resolved by arbitration tinder the Commercial Rules of the American Arbitration Association. Three arbitrators shall be selected. The Depositor and Preferred Beneficiary shall each select one arbitrator and the two chosen arbitrators shall select the third arbitrator, or failing agreement on the selection of the third arbitrator, the American Arbitration Association shall select the third arbitrator. However, if DSI is a party to the arbitration, DSI shall select the third arbitrator. Unless otherwise a agreed by Depositor and Preferred Beneficiary, arbitration will take place in San Diego, California, USA. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address. 7.4 Controlling Law. This Agreement is to be governed and construed in accordance with the haws of the Suite of California, without regard to its conflict of law provisions.

     7.5 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action. that party shall;

           (a) Give DSI at least two business days' prior notice of the hearing;

           (b) Include in any such order that, as a precondition to DST's obligation, DSI be paid in full for any past due fees acid be paid for the reasonable value of the services to be rendered pursuant to such order; and

           (c) Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other escrow duties,

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Entire Agreement. This Agreement, which includes the Acceptance Form and Exhibits A, B, C, D and E described herein, embodies the entire understanding among all of the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the License Agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such License Agreement. DST's only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid- or binding unless signed by ,ill the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary, Exhibit C need not be signed by any party, Exhibit D need not be signed by Preferred Beneficiary or DSI and the Acceptance Form need only be signed by the parties identified therein.

     8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C and Acceptance Form, It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

     8.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement not the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

     8.4 Successors. Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

     8.5 Regulations. Depositor and Preferred Beneficiary are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.



Depositor: Altiris, Inc.                    DSI Technology Escrow Services, Inc.



By: /s/ Craig H. Christensen                By: /s/ Audrey Griffith
   ------------------------------------        ---------------------------------
Name: Craig H. Christensen                  Name: Audrey Griffith
     ----------------------------------          -------------------------------
Title: VP & General Counsel                 Title: Contract Administrator
       --------------------------------           ------------------------------
Date: 4/20/2001                             Date: 04/26/01
      ---------------------------------           ------------------------------

                                                                       EXHIBIT A

                            MATERIALS TO BE DEPOSITED

                             Account Number 0112162

     Depositor represents to Preferred Beneficiary that Deposit Materials delivered to DSI shall consist of the -Following):










_________________________________           _________________________________
Depositor                                   Preferred Beneficiary

By: _____________________________           By: _____________________________

Name: ___________________________           Name: ___________________________

Title: __________________________           Title: __________________________

Date: ___________________________           Date: ___________________________

                                                                       EXHIBIT B

                        DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name _________________________________________________________

Account Number _________________________________________________________________

Product Name ___________________________________________Version ________________

(Product Name will appear as Exhibit B Name on Account History report)

DEPOSIT MATERIAL DESCRIPTION:
Quantity      Media Type & Size       Label Description of Each Separate Item
--------  ------------------------- -------------------------------------------
______     Disk 3.5" or _____
______     DAT tape _____ mm
______     CD-ROM
______     Data cartridge tape ____
______     TK 70 or _____ tape
______     Magnetic tape _____
______     Documentation
______     Other ________________

PRODUCT DESCRIPTION:
Environment ____________________________________________________________________

DEPOSIT MATERIAL INFORMATION:
Is the media or are any of the files encrypted? [_]Yes [_]No. If yes, please include any passwords and the decryption tools.
Encryption tool name ___________________________________Version ________________
Hardware required ______________________________________________________________
Software required ______________________________________________________________
Other required information _____________________________________________________

I certify for Depositor that the above  DSI has inspected and accepted the above
described Deposit Materials have been   materials (any exceptions are noted
transmitted to DSI                      above):



Signature: __________________________   Signature: _____________________________

Print Name: _________________________   Print Name: ____________________________

Date: _______________________________   Date Accepted: _________________________

                                        Exhibit B#: ____________________________

Send materials to: DSI, 9265 Sky Park Court, Suite 202, San Diego, CA 92123
(858) 499-1600

                                                                       EXHIBIT C

                               DESIGNATED CONTACT

                              Master Number 0112162



Notices and communications
should be addressed to:                    Invoices should be addressed to:

Company Name: Altiris, Inc.                Altiris, Inc.
Address: 355 South 520 West                355 South 520 West
         Lindon, UT 84042                  Lindon, UT 84042
         U.S.A.                            U.S.A.
Designated Contact: Craig H. Christensen   Contract: Joel Johnson, Controller
Telephone: (801) 805-2734                  _____________________________________
Facsimile: (801) 226-8506                  P.O.#, if required: _________________
E-Mail:  cchristensen@altiris.com

Verification Contact: same as Designated Contact

     Requests to Change the designated contact should be given in writing by the designated contact or an authorized employee.

Contracts, Deposit Materials and notices   Invoice inquiries and fee remittances
to DSI should be addressed to:             to DSI should be addressed to:

DSI Technology Escrow Services, Inc.       DSI Technology Escrow Services, Inc.
Contract Administration                    PO Box 45156
9265 Sky Park Court, Suite 202             San Francisco, CA 94145-0156
San Diego, CA 92123

Telephone: (858) 499-1600                  (858) 499-1636
Facsimile: (858) 694-1919                  (858) 499-1637
E-Mail: ca@dsiescrow.com
Date: ____________________________

                                                                       EXHIBIT D

                             NAME OF INITIAL ACCOUNT

                             Account Number 0112162

     Altiris, Inc. ("Depositor") has entered into a Master Preferred Escrow Agreement with DSI Technology Escrow Services, Inc. ("DSI"). Pursuant to that Agreement, Depositor may deposit certain Deposit Materials with DSI.

     The initial account will be referenced by the following name:

          Altiris Programs






Depositor, Altiris, Inc.

By:  /s/ Craig H. Christensen
    ------------------------------------
Name:  Craig H. Christensen
      ----------------------------------
Title:  VP & General Counsel
       ---------------------------------
Date:  4/20/2001
      ----------------------------------

                                                                       EXHIBIT E

                            ADDITIONAL ESCROW ACCOUNT

                      TO MASTER PREFERRED ESCROW AGREEMENT

                              Master Number 0112162

                       New Account Number _______________

     _________________________ ("Depositor") has entered into a Master Preferred Escrow Agreement with DSI Technology Escrow Services, Inc. ("DSI"). Pursuant to that Agreement, Depositor may deposit certain Deposit Materials with DSI.

     Depositor desires that new Deposit Materials be held in a separate account and be maintained separately from the initial account. By execution of this Exhibit E, DSI will establish a separate account for the new Deposit Materials. The new account will be referenced by the following name:
_________________________.

     Depositor hereby agrees that all terms and conditions of the existing Master Preferred Escrow Agreement previously entered into by Depositor and DSI will govern this account. The termination or expiration of any other account of Depositor will not affect this account.

______________________________________    DSI Technology Escrow Services, Inc.
Depositor

By:___________________________________    By:__________________________________

Name:_________________________________    Name:________________________________

Title:________________________________    Title:_______________________________

Date:_________________________________    Date:________________________________

                              PREFERRED BENEFICIARY
                                 ACCEPTANCE FORM

                             Account Number 0112162

     Depositor, Preferred Beneficiary and DSI Technology Escrow Services, Inc. ("DSI"), hereby acknowledge that _________________________ is the Preferred Beneficiary referred to in the Master Preferred Escrow Agreement effective, __________, 20___ with DST as the escrow agent and _________________________ as the Depositor. Preferred Beneficiary hereby agrees to be bound by all provisions of such Agreement.

     Depositor hereby enrolls Preferred Beneficiary to the following account(s):

Account Name                                  Account Number
------------                                  --------------

_________________________________________     __________________________________

_________________________________________     __________________________________

_________________________________________     __________________________________

Notices and communications
should be addressed to:                       Invoices should be addressed to:

Company Name: Altiris, Inc.                   Altiris, Inc.
Address: 355 South 520 West                   355 South 520 West
         Lindon, UT 84042                     Lindon, UT 84042
         U.S.A.                               U.S.A.
Designated Contact: Craig H. Christensen      Contract: Joel Johnson, Controller
Telephone: (801) 805-2734                     __________________________________
Facsimile: (801) 226-8506                     P.O.#, if required:_______________
E-Mail: cchristensen@altiris.com
        -------------------------


__________________________________________    __________________________________
Depositor                                     Preferred Beneficiary


By:_______________________________________    By:_______________________________

Name:_____________________________________    Name:_____________________________

Title:____________________________________    Title:____________________________

Date:_____________________________________    Date:_____________________________


DSI Technology Services, Inc.
----------------------------



By:_______________________________________

Name:_____________________________________

Title:____________________________________

Date:_____________________________________